UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of New Director.

Effective November 15, 2007, the Board of Directors of The Coast Distribution System, Inc., elected Jim Musbach, its President and Chief Operating Officer, as a member of the Board. As a result of that action, the authorized number of directors has been increased from five to six, of which four are independent directors (under the rules of the American Stock Exchange) and two are management directors. Mr. Musbach has been designated as a Class II Director for a term ending at the 2008 Annual Meeting of Stockholders. It is currently expected that he will be nominated for re-election to the Board at that Annual Meeting.

Mr. Musbach, who is 57, has been employed as President and Chief Operating Officer of the Company since September 25, 2006. From 1999 to 2004, he was employed as Executive Vice President of Raytek Corporation, a manufacturer of infrared non-contact temperature measurement tools, sensors and systems. While at Raytek, Mr. Musbach also served as General Manager of Raytek’s Portable Products Division and, in that capacity, directed that Division’s global operations. From 1994 until he joined Raytek in 1995, Mr. Musbach served as President of the Company, during which period he focused primarily on the expansion of the Company’s product line and on the Company’s marketing strategy and programs.

A Company press release, issued on November 21, 2007, announcing Mr. Musbach’s election to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On November 21, 2007, The Coast Distribution System, Inc. issued a press release announcing that its Board of Directors had, pursuant to its previously announced dividend policy, declared the quarterly cash dividend for the quarter ending December 31, 2007 in the amount of $0.07 per share. The dividend is payable on December 28, 2007 to stockholders of record as of December 14, 2007. A copy of that press release is attached as Exhibit 99.2 to, and by this reference is incorporated reference into, this Report.

As stated in its press release, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of its lender under its secured bank loan agreement in order to pay cash dividends in the future and for these reasons, as well as others, there can be no assurance that the Board of Directors will not decide to reduce the amount, or suspend or discontinue the payment, of cash dividends in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued November 21, 2007 announcing the election of Jim Musbach to the Board of Directors of The Coast Distribution System, Inc.

99.2	Press Release issued November 21, 2007 announcing the declaration of a cash dividend of $0.07 per share for the quarter ending December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: November 21, 2007	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President &
Chief Financial Officer

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Exhibit No.	Description of Exhibit

99.1	Press Release issued November 21, 2007 announcing the election of Jim Musbach to the Board of Directors of The Coast Distribution System, Inc.

99.2	Press Release issued November 21, 2007 announcing the declaration of a cash dividend of $0.07 per share for the quarter ending December 31, 2007.

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